UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 31, 2010

Communication Intelligence Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19301	94-2790442
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

275 Shoreline Drive, Suite 500
Redwood Shores, CA 94065
(Address of principal executive offices)

(650) 802-7888
Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                Amendments to Articles of Incorporation or Bylaws

On March 31, 2011, the Company amended its Amended and Restated Certificate of Designation of its Series B Participating Convertible Preferred Stock and its Certificate of Designation of its Series C Participating Convertible Preferred Stock to modify a provision relating to the adjustment of the conversion prices for the Series B Preferred Stock and Series C Preferred Stock for issuances of additional stock at a price lower than the conversion price then in effect.  Under the amendments, in the event additional stock is issued at a price lower than the conversion price then in effect, the new conversion price of the Series B Preferred Stock or Series C Preferred Stock cannot be (A) lower than the average closing market price for the Common Stock for the twenty (20) trading days prior to the closing date of a transaction requiring an adjustment in the conversion price (the “Market Price”) or (B) greater than the conversion price presently in effect.  Prior to these amendments, the conversion prices of the Series B Preferred Stock and the Series C Preferred Stock could adjust to a price lower than the Market Price if additional stock was issued at a price lower than the conversion price then in effect.  The amendments were approved by the Company’s Board of Directors and the necessary majorities of the Company’s Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and were filed with the Delaware Secretary of State on March 31, 2011.

Item 5.07                                Submission of Matters to a Vote of Security Holders

On March 31, 2011, the necessary majorities of the Company’s Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock acted by written consent to approve the amendments to the Company’s Amended and Restated Certificate of Designation of the Series B Participating Convertible Preferred Stock and the Certificate of Designation of the Series C Participating Convertible Preferred Stock.

Immediately prior to the approval of the amendments, the Company had 813,311 shares of Series A-1 Preferred Stock outstanding, which shares of Series A-1 Preferred Stock had voting power equal to 5,809,364 shares of Common Stock, 8,380,547 shares of Series B Preferred Stock outstanding, which shares of Series B Preferred Stock had voting power equal to 193,546,120 shares of Common Stock, and 2,210,500 shares of Series C Preferred Stock, which shares of Series C Preferred Stock had voting power equal to 98,244,444 shares of Common Stock.  Shares of Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock with voting power equal to 166,473,460 shares of Common Stock, voting together as a class, executed consents approving each of the amendments.  In addition, a majority of the outstanding shares of Series B Preferred Stock, voting as a separate class, and a majority of the outstanding shares of Series C Preferred Stock, voting as a separate class, also approved each of the amendments.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

10.59  Amendment to the Amended and Restated Series B Certificate of Designation

10.60  Amendment to the Series C Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Communication Intelligence Corporation
March 31, 2011
	By:	/s/ Craig Hutchison

Craig Hutchison
Vice President and Assistant Treasurer

Exhibit Index

Exhibit	Description
10.59	Amendment to the Amended and Restated Series B Certificate of Designation
10.60	Amendment to the Series C Certificate of Designation